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                                                                  EXHIBIT 3.4(b)

                                     BY LAWS
                                       OF

                                CLEAN TECH, INC.




                                    ARTICLE I

                                CORPORATE POWERS


         Section 1. Statutes. All corporate powers are created by the Business Corporation Act of Michigan, Act 284 of Public Acts of 1972, as amended.

         Section 2. All of the corporate powers of this corporation not expressly reserved to the shareholders by law shall be vested in the Board of Directors.


                                   ARTICLE II

                                  SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of shareholders shall be held each year on or before ninety (90) days after the expiration of the fiscal year of the corporation at such time and place as shall be determined by the Board of Directors for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.

         Section 2. Delayed Annual Meetinq. If for any reason the annual meeting of shareholders shall not be held within the period hereinbefore designated, such meeting may be called by the President and held as a special meeting and the same proceedings may be had thereat as at an annual meeting.

         Section 3. order of Business. The order of business at the annual meeting of the shareholders shall be as follows:

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                  a)   Roll call
                  b)   Reading of Notice and proof of mailing
                  c)   Reading and disposal of any unapproved minutes
                  d)   Annual reports of officers and committees
                  e)   Election of Directors
                  f)   Transaction of other business as follows:


                       1)  Unfinished business

                       2)  New business

                  g)   Adjournment

Provided that in the absence of any objection, the presiding officer may vary the order of business at his discretion.

         Section 4. Special Meeting. A special meeting of the shareholders may be called to be held at such time and place as may be designated by the President or by a majority of the Board of Directors or by a shareholder or shareholders holding not less than an aggregate of Twenty-Five percent (25%) of the outstanding shares of stock of the corporation having the right to vote at such special meeting. The method by which such meeting may be called is as follows:

         Upon receipt of a specification in writing setting forth the date and objects of such proposed special meeting, signed by the President or by a majority of the Board of Directors or by a shareholder or by shareholders holding not less than an aggregate of Twenty-Five percent (25%) of the outstanding shares of stock of the corporation having a right to vote at such special meeting, the Secretary of this corporation shall prepare, sign and mail the notice requisite to such meeting.

         Section 5. Notice of Meeting. Written notice of the time and place of every meeting of the shareholders of this corporation shall be served either personally or by mail not less than ten (10) days nor more than sixty (60) days before said meeting upon each shareholder of record of the corporation entitled to vote at such meeting. In the event said meeting is a special meeting of the shareholders of the corporation, the purpose or purposes for which the meeting is called shall be set forth in the notice, and no business not mentioned in the notice shall be transacted at such special meeting. All notices required to be given by a provision of the Bylaws shall state the authority pursuant to which they are issued as "Board of Directors" or "shareholders", as the case may be, and shall bear the written or printed signature of the Secretary. When a notice is served by mail, such notice shall be deemed duly served when the same has been deposited in the United States mail with postage fully prepaid, plainly addressed such to the sendee at his, hers or its latest address appearing upon the stock ledger of the corporation.


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         Section 6. Waiver of Notice. Notice of the time, place and purpose of any meeting of the shareholders of this corporation may be waived by telegram, radiogram, cablegram or other writing either before or after such meeting has been held. Furthermore, whenever all the shareholders shall meet in person or by proxy, such meeting shall be valid for all purposes, without notice, and at such meeting any corporation action shall not be invalid for want of notice.

         Section 7. Quorum. At every meeting of the shareholders, the holders of record of a majority of the outstanding shares of stock of the corporation entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum. If less than a quorum shall be present at any meeting of shareholders, those holders of record of outstanding shares of stock of the corporation entitled to vote at such meeting, present in person or represented by proxy, may adjourn the meeting from time to time without further notice other than by announcement at the meeting until a quorum shall have been obtained, at which time any business may be transacted which might have been transacted at the meeting as first convened, had there been a quorum.

         Section 8. Record Date. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding forty (40) days preceding the original date fixed for any meeting of the shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchanges of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding forty (40) days preceding the original date fixed for any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect as a record date for the determination of the shareholders entitled to receive payment of any such dividend, or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock. In such cases, such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation or otherwise after any such record date fixed as aforesaid. Nothing in this section shall affect the rights of shareholder and his transferee or transferor as between themselves.

         Section 9. Voting Rights. At all times each holder of record of common stock of the corporation shall be entitled to one (1) vote in person or by proxy for each share of common stock

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standing in his name on the books of the corporation, subject however, to the full effect of the limitation imposed by the fixed record date for determination of shareholders set forth in Section 8 of this Article.

         Section 10. Inspectors of Election. Whenever any person entitled to vote at a meeting of the shareholders of this corporation shall request the appointment of inspectors, the Chairman of the meeting shall appoint not more than three (3) inspectors who need not be shareholders. If the right of any person to vote at such meeting shall be challenged, the inspectors shall determine such right. The inspectors shall receive and count the votes either upon the election or for the decision of any questions, and shall determine the result. Their certificate of any vote shall be prima facie evidence thereof.

         Section 11. Inspection of List of Shareholders. At least ten (10) days before every election of Directors, a complete list of shareholders of the corporation entitled to vote at said election, arranged in alphabetical order, shall be prepared. Said list shall be kept at the place where said election is to be held for examination by any registered shareholder of the corporation entitled to vote at such election. Said list shall be produced and kept at the time and place of election during the whole time whereof, and shall be subject to the inspection of any registered shareholder or his proxy who may be present.

         Section 12. Inspection of Books of Account and Stock Books. The books of account and stock books of the corporation, except as may be otherwise required by the laws of the State of Michigan, may be kept outside of the State of Michigan, at such place or places as the Board of Directors may, from time to time, appoint. The Board of Directors shall determine whether and to what extent the accounts and books of the corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or by resolution of the shareholders or Directors.

         Section 13. Proxies. No proxy shall be deemed operative unless and until signed by the shareholder and filed with the corporation. In the absence of limitation to the contrary contained in the proxy, the same shall extend to all meetings of the shareholders and shall remain in force three (3) years from its date and no longer.

         Section 14. Action Without Meeting. Any action required or permitted by law to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which

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all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. Number and Term of Office. The business, property and affairs of this corporation shall be managed and controlled by a Board of Directors composed of not less than one (1) and not more than six (6) members. Each Director shall hold office until the next annual meeting of shareholders of the corporation and/or until a successor is elected and qualified. Nothing contained in this section is intended to be construed, or shall be construed, to prevent the removal of any Director of this corporation.

         Section 2. Vacancies. Vacancies in the Board of Directors may be filled by appointment made by a majority of the remaining Directors. Each person so elected to fill a vacancy shall be a Director until his successor is elected by the shareholders who may make such election at the next annual meeting of the shareholders or any special meeting duly called for that purpose and held prior thereto.

         Section 3. Organizational Meeting. At the place of holding the annual meeting of shareholders and immediately following the same, the Board of Directors, as constituted upon final adjournment of such annual meeting, shall convene, without notice, for the purpose of electing officers and transacting any other business properly brought before it; provided that the organization meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the Directors of such new Board.

         Section 4. Regular Meeting. Regular meetings of the Board of Directors, other than the organization meeting of the Board, shall be held at such time and place as the Board of Directors shall from time to time determine by resolution of the Board or by Waiver of Notice and Consent. No notice of regular meetings or the Board shall be required.

         Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or any one (1) of the Directors in office at the time of giving reasonable notice, either personally or by mail or telegram, of the time, place and purpose of such meeting. Any action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as herein provided.

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         Section 6. Waiver of Notice. Notice of the time, place and purpose of any meeting of the Board of Directors of this corporation may be waived in writing or by telegram, radiogram, cablegram, either before or after the meeting has been held. Any director shall, however, be deemed to have waived notice by his attendance at any meeting.

         Section 7. Quorum. A majority of the Directors in office, including any vacancies at the time of a meeting of the Board, shall constitute a quorum for the transaction of business. If there shall be less than a quorum present at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum present. The acts of a majority of the directors present at any meeting at which a quorum is present shall be the acts of the Board unless otherwise provided by law, the Articles of Incorporation or the Bylaws.

         Section 8. Action by Unanimous Written Consent. Any action required or permitted to be taken by the Board of Directors at a regular or special meeting of the Board, may be taken without a meeting of the Board, if, before or after the action, all members of the board consent thereto in writing. Said consent in writing and the action taken thereon shall be evidenced by appropriate memorandum in the minute book of this corporation; and the execution of said consent in writing by the Directors shall constitute a waiver of the notice requirements set forth in the statutes of the State of Incorporation of the corporation, or Bylaws of this corporation which might otherwise invalidate said action.

         Section 9. Election of Officers. The Board of Directors of the corporation shall select a President, a Secretary and a Treasurer and may select one (1) or more Vice-Presidents, an Assistant Secretary and/or an Assistant Treasurer. One individual may hold two officer positions. None of said officers, except the President, need be a Director, but a Vice-President who is not also a Director shall not succeed to or fill the office of President.

         Section 10. Other Officers and Agents. The Board of Directors shall have power to appoint such other offices and agents as the Board may deem necessary for the transaction of the business of the corporation, including the power to appoint one (1) or more attorneys-in-fact to convey or deal with corporate real estate.

         Section 11. Removal of Officers and Agents. Any officer or agent may be removed by the Board of Directors whenever, in the judgment of the Board, the business interests of the corporation will be served thereby.

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         Section 12. Power to Fill Vacancies. The Board shall have power to fill any vacancy in any office occurring from any reason whatsoever.

         Section 13. Delegation of Powers. For any reason deemed sufficient by the Board of Directors, whether occasioned by absence or otherwise, the Board may delegate all or any of the powers and duties of any officer to any other officer or Director, but no officer or Director shall execute, acknowledge or verify any instrument in more than one capacity.

         Section 14. Bonds. The Board of Directors may require any officer, employee or agent to file with the corporation a satisfactory bond conditioned for the faithful performance of his duties.

         Section 15. Compensation. The compensation of Directors and officers shall be fixed by the Board.

                                   ARTICLE IV

                               EXECUTIVE COMMITTEE

         The Board of Directors may appoint an Executive Committee constituted of not less than three (3) nor more than five (5) members, one of whom shall be the President of the corporation, which committee shall, except as to matters upon which the Board of Directors has acted, have and exercise the full power of the Board of Directors in the management of the business and affairs of the corporation, and shall also have the power to authorize the seal of the corporation to be affixed to all papers which may require it. The Executive Committee shall keep a record of its proceedings, meetings and acts, and shall report these proceedings, meetings and acts to the Board of Directors at the regular meetings thereof held next after they have been taken, held or done.

                                    ARTICLE V

                                    OFFICERS

         Section 1. Chairman of the Board of Directors. The Board of Directors, may, at its discretion, select a Chairman of the Board of Directors who shall preside at all meetings of the Board of Directors at which he may be present, and shall have such other powers and duties as the Board of Directors may prescribe.

         Section 2. President. The President shall be selected by and from the membership of the Board of Directors. He


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shall be the Chief Executive officer of the corporation. He shall preside at all meetings of the Board of Directors. He shall, subject to the control of the Board of Directors, have general and active management of the business of the corporation, with such general powers and duties of supervision and management as are usually vested in the office of President of a corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have such other powers and duties as may be assigned to him by the Board of Directors. The President shall have complete and full control over any and all expenditures made by any of the corporation's employees, officers, agents or representatives.

         Section 3. Vice-Presidents. The Board of Directors may select one or more Vice-Presidents, who, subject to the control of the President, shall have such powers and duties as may be assigned to each of them by the Board of Directors. Such Vice-Presidents, as are Directors, in the order of their seniority, shall perform the duties and exercise the powers of the President during the absence or disability of the President and Executive Vice-President.

         Section 4. Secretary. The Secretary shall be selected by the Board of Directors. Subject to the control of the President, he shall attend all meetings of the shareholders and of the Board of Directors and shall preserve, in the books of the corporation, true minutes of the proceedings at all such meetings. He shall give all notices required by statute, Bylaw or resolution. He shall safely keep in his custody the seal of the corporation and shall have such additional powers and duties as may be assigned to him by the Board of Directors.

         Section 5. Treasurer. The Treasurer shall be selected by the Board of Directors. Subject to the control of the President, he shall have custody of all corporate funds and securities, and shall keep in books belonging to the corporation, full and accurate accounts of all receipts and disbursements. He shall deposit all money, securities and other valuable effects in the name of the corporation in such depositories as may be designated for that purpose by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the board and whenever requested by them, an account of all his transactions as Treasurer. He shall, in general, perform all duties incident to the office of Treasurer and shall have such additional powers and duties as may be assigned to him by the Board of Directors.

         Section 6. Assistant Secretary. The Board of Directors may select one or more Assistant Secretaries. Subject to the control of the President and the Secretary, the Assistant Secretary shall have such powers and perform such duties as may be

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assigned to him by the Board of Directors. The Assistant Secretary, in the
absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

         Section 7. Assistant Treasurer. The Board of Directors may select one or more Assistant Treasurers. Subject to the control of the President and the Treasurer, the Assistant Treasurer shall have such powers and perform such duties as may be assigned to him by the Board of Directors. The Assistant Treasurer, in the absence or disability of the Treasurer, shall perform the duties and exercise the power of the Treasurer.

                                   ARTICLE VI

              INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

         Section 1. Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. Suit By Or In Right of Corporation. The corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against

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expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court, in which such action or suit was brought, shall determine, upon application, that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court shall deem proper.

         Section 3. Indemnification Against Expenses. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article VI, in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any indemnification under Section 1 or 2 above (unless ordered by a Court) shall be made by the corporation if authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 above. Such determination shall be made either (1) by a majority vote of a quorum of the Board of Directors, consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

         Section 4. Reimbursement of Expenses, Time of Payment. The Board of Directors may direct that expenses incurred in defending a civil or criminal action, suit or proceeding described in Section 1 or 2 above, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 3 above, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined by the Board of Directors that he is entitled to be indemnified by the corporation.

         Section 5. Other Indemnity. The foregoing right of indemnification shall not preclude any indemnification of any such director or officer, or any employee or other person acting for or in the interests of the corporation, to which such director, officer, employee or other person may be entitled by law or by virtue of any document or agreement, or which may be legally provided or afforded by or under any action by the shareholders

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and/or directors of this corporation. All rights of indemnification shall inure to the benefit of the heirs, executors, and administrators and assigns of the person involved.

                                   ARTICLE VII

                                  CAPITAL STOCK

         Section 1. Certificates. Every shareholder of this corporation shall be entitled to a certificate of his shares of stock in the corporation signed by the President and the Secretary or the Treasurer under the seal of the corporation, certifying the number and class of shares represented by such certificates, which certificates shall state the terms and provisions of all classes of shares, and, if such shares are not fully paid, the amount paid. In case any officer or officers, who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation.

         Section 2. Transfer. Shares shall be transferable only on the books of the corporation by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificate thereof. A record shall be made of every such transfer and issue. Whenever any transfer is made for collateral security and not absolutely, the fact shall be so expressed in the entry of such transfer.

         Section 3. Registered Shareholders. The corporation shall have the right to treat the holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have express or other notice thereof, save as may be otherwise provided by statute.

         Section 4. Lost or Destroyed Certificate. In the case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction, and upon giving a satisfactory bond of indemnity to the corporation and/or to the transfer agent and registrar of such stock, in such sum as the Board of Directors may provide.

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         Section 5. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as the Board shall deem expedient regulating the issue, transfer and registration of certificates for shares of this corporation.

                                  ARTICLE VIII

                             DIVIDENDS AND RESERVES

         Section 1. Sources. The Board of Directors shall have power and authority to declare dividends from the following sources:

                  a)   From earned surplus;

                  b) From any other source or sources which may be permitted by statute.

In determining earned surplus, the judgment of the Board shall be conclusive in the absence of bad faith or gross negligence.

         Section 2. Manner of Payment. Dividends may be paid in cash, property, in obligations of the corporation, or in shares of the capital stock of the corporation.

         Section 3. Reserves. The Board of Directors shall have power and authority to set apart, out of any funds available for dividends, such reserve or reserves, for any proper purpose, as the Board, in its discretion, shall approve; and the Board shall have power and authority to abolish any reserve created by the Board.

                                   ARTICLE IX

                            EXECUTION OF INSTRUMENTS

         Section 1. Money Instruments. All checks, drafts, and orders for payment of money shall be signed in the name of the corporation, and shall be countersigned by such officers or agents and in such manner, including the use of a single facsimile signature as the Board of Directors shall from time to time designate as for that purpose.

         Section 2. Other Instruments. The Board of Directors shall have power to designate the officers and agents who have authority to execute any contract, conveyance or other instrument or document in behalf of this corporation. When the execution of any contract, conveyance of other instrument or

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document has been authorized without specification of the executing officers, the President may execute the same in the name and in behalf of this corporation and may affix the corporate seal thereto, or any Vice President, and the Secretary, or the Assistant Secretary, may execute the same in the name and in behalf of this corporation and may affix the corporate seal thereto.

                                    ARTICLE X

                                   FISCAL YEAR

         Section 1. The fiscal year of this corporation shall be determined by the Board of Directors.

                                   ARTICLE XI

                               AMENDMENT OF BYLAWS

         Section 1. The Shareholders or the Board of Directors of the corporation shall have the power at any regular or special meeting of the shareholders or Board to alter, amend, add to, rescind or repeal the Bylaws of the corporation by the affirmative vote of the holders of record of a majority of the outstanding shares of stock of the corporation entitled to vote at such meeting, or by a majority of the directors in office, including any vacancies, at the time of the meeting of the Board at which such change is sought to be adopted, provided that the directors may not amend the Bylaws so as to affect the qualification, classification, term of office or number of directors, or the rights of any class of shareholders.